Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-3 of MainSource Financial Group of our report dated February 11, 2005 except for Note 2 with respect to the pending acquisition, as to which the date is March 8, 2005, on the consolidated financial statements of MainSource Financial Group, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Annual Report on Form 10-K, and with respect to MainSource Financial Group management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which report dated March 10, 2005 appears in the Amended Annual Report on Form 10-K of MainSource Financial Group and to the reference to us under the heading "Experts" in the prospectus.


                                               /s/ Crowe Chizek and Company LLC
                                                   Crowe Chizek and Company LLC

Indianapolis, Indiana
April 12, 2005